SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: March 31, 2000


                                   ZEE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



    Wyoming                 0-27773                         83-0319519
----------------            -------                         ----------
(State or other             (Commission                     (IRS Employer
jurisdiction of             File Number)                    Identification No.)
incorporation)



214 S. Center, Casper, Wyoming      82601
-----------------------------------------
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 307-472-3000

Item 1.  Changes in Control of Registrant

     On March 29, 2000, Callmate Telecom International, Inc. entered into a Share Purchase Agreement with certain shareholders of Zee, Inc. in which Callmate Telecom International, Inc. is to acquire for $.02 per share, 390,000 shares out of 660,000 shares outstanding of the Registrant from the certain shareholders for purpose of accomplishing a Merger of Callmate Telecom Internation, Inc. and Zee, Inc. A second stage of purchase of the balance of the outstanding shares of Zee, Inc. at $.02 per share shall occur within 3 days after the initial purchase of control. Callmate Telecom International, Inc. and Zee, Inc. intend to complete a merger with Callmate Telecom International, Inc. being the surviving company.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events

                  None.

Item 6.  Resignation & Appointment of Directors

     Three new directors will form the Board after the merger of the companies. The business experience of the Directors will be disclosed in a subsequent 8-K filing.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

Exhibits:

         10.1     Share Purchase Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 31, 2000                       Zee, Inc.

                                                /s/ Percy S. Chopping, Jr.
                                            By: ----------------------------
                                                Percy S. Chopping, Jr. President